Exhibit 99.1

Joint Filing Agreement

The undersigned hereby agree that the Statement on Schedule 13G dated January 31, 2025 with respect to the shares of Common Stock of Sharps Technology Inc. and any further amendments thereto executed by each and any of the undersigned shall be filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended.

BIGGER CAPITAL FUND L P

By:	/s/ Michael Bigger
Michael Bigger, Managing Member of Bigger Capital Fund GP, LLC, its general partner
Date:	01/31/2025

Bigger Capital Fund GP, LLC

By:	/s/ Michael Bigger
Michael Bigger, Managing Member
Date:	01/31/2025

District 2 Capital Fund LP

By:	/s/ Michael Bigger
Michael Bigger, Managing Member of District 2 GP LLC, its general partner
Date:	01/31/2025

District 2 Capital LP

By:	/s/ Michael Bigger
Michael Bigger, Managing Member
Date:	01/31/2025

District 2 GP LLC

By:	/s/ Michael Bigger
Michael Bigger, Managing Member
Date:	01/31/2025

District 2 Holdings LLC

By:	/s/ Michael Bigger
Michael Bigger, Managing Member
Date:	01/31/2025

Bigger Michael

By:	/s/ Michael Bigger
Michael Bigger
Date:	01/31/2025